Exhibit 99.1

Contact:	Randall J. Larson, President/CFO
Frederick W. Boutin, Treasurer/SVP
303-626-8200

TRANSMONTAIGNE PARTNERS L.P. DECLARES DISTRIBUTION

Friday, October 19, 2007	Immediate Release

Denver, Colorado— TransMontaigne Partners L.P. (NYSE:TLP) announced that on October 19, 2007 it declared a distribution of $0.50 per unit for the period from July 1, 2007 through September 30, 2007. This distribution is payable on November 6, 2007 to the unitholders of record on October 31, 2007.

TransMontaigne Partners L.P. is a terminaling and transportation company based in Denver, Colorado with operations along the Gulf Coast, in Brownsville, Texas, along the Mississippi and Ohio Rivers, and in the Midwest. We provide integrated terminaling, storage, transportation and related services for companies engaged in the distribution and marketing of light refined petroleum products, heavy refined petroleum products, crude oil, chemicals, fertilizers and other liquid products. Light refined products include gasolines, diesel fuels, heating oil and jet fuels; heavy refined products include residual fuel oils and asphalt. We do not purchase or market products that we handle or transport. News and additional information about TransMontaigne Partners L.P. is available on our website:   www.transmontaignepartners.com.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward- looking statements. Although TransMontaigne Partners L.P. believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected.

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